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                                                                    EXHIBIT 99.3

                   MOTOR COACH INDUSTRIES INTERNATIONAL, INC.

               INSTRUCTION TO REGISTERED HOLDER AND/OR DEPOSITORY
                TRUST COMPANY PARTICIPANT FROM BENEFICIAL OWNER
                                      FOR
                             OFFER TO EXCHANGE ITS
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2009
              WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
                       FOR ANY AND ALL OF ITS OUTSTANDING
                   11 1/4% SENIOR SUBORDINATED NOTES DUE 2009
                   THAT WERE ISSUED AND SOLD IN A TRANSACTION
                       EXEMPT FROM REGISTRATION UNDER THE
                       SECURITIES ACT OF 1933, AS AMENDED

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
   TIME, ON             , 1999, UNLESS THE OFFER IS EXTENDED. TENDERS MAY BE
   WITHDRAWN PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.
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To Registered Holder and/or Depository Trust Company Participant:

    The undersigned hereby acknowledges receipt of the Prospectus dated
         , 1999 (the "Prospectus") of Motor Coach Industries International, Inc., a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange its 11 1/4% Senior Subordinated Notes due 2009 (the "Exchange Debt"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all of its outstanding 11 1/4% Senior Subordinated Notes due 2009 (the "Outstanding Debt"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

    This will instruct you, the registered holder and/or Depository Trust Company Participant, as to the action to be taken by you relating to the Exchange Offer with respect to the Outstanding Debt held by you for the account of the undersigned.

    The aggregate face amount of the Outstanding Debt held by you for the account of the undersigned is (FILL IN AMOUNT):

    $ ___________________ of the 11 1/4% Senior Subordinated Notes due 2009.

    With respect to the Exchange Offer, the undersigned hereby instructs you (CHECK APPROPRIATE BOX):

    / / To TENDER the following Outstanding Debt held by you for the amount of the undersigned (INSERT PRINCIPAL AMOUNT OF OUTSTANDING DEBT TO BE TENDERED (IF LESS THAN ALL)):

       $ ___________________

    / / NOT to TENDER any Outstanding Debt held by you for the account of the undersigned.

    If the undersigned instructs you to tender the Outstanding Debt held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the undersigned is not an "affiliate" of the Company, (ii) any Exchange Debt to be received by the undersigned is being acquired in the ordinary course of its business, (iii) the undersigned has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities
Act) of Exchange Debt to be received in
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the Exchange Offer, and (iv) if the undersigned is not a broker-dealer, the undersigned is not engaged in, and does not intend to engage in, a distribution (within the meaning of the Securities Act) of such Exchange Debt. The Company may require the undersigned, as a condition to the undersigned's eligibility to participate in the Exchange Offer, to furnish to the Company (or an agent thereof) in writing information as to the number of "beneficial owners" within the meaning of Rule 13d-3 under the Exchange Act on behalf of whom the undersigned holds the Outstanding Debt to be exchanged in the Exchange Offer. If the undersigned is a broker-dealer that will receive Exchange Debt for its own account in exchange for Outstanding Debt, it represents that the Outstanding Debt to be exchanged for Exchange Debt was acquired by it as a result of market-making activities or other trading activities and acknowledges that it will deliver a prospectus in connection with any resale of such Exchange Debt; however, by so acknowledging and by delivering a prospectus, the undersigned will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

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                                   SIGN HERE

 ______________________________________________________________________________
                          NAME OF BENEFICIAL OWNER(S)

 ______________________________________________________________________________

 ______________________________________________________________________________
                                   SIGNATURE

 ______________________________________________________________________________

 ______________________________________________________________________________
                             NAME(S) (PLEASE PRINT)

 ______________________________________________________________________________

 ______________________________________________________________________________
                                   (ADDRESS)

 ______________________________________________________________________________
                               (TELEPHONE NUMBER)

 ______________________________________________________________________________
              (TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)

 ______________________________________________________________________________
                                      DATE

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